EXHIBIT 23A



INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Form S-8 Registration Statement of Micro Component Technology, Inc. of our report dated August 17, 1999 appearing in the Annual Report on Form 10-K of Micro Component Technology, Inc. for the year ended June 26, 1999.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Minneapolis, Minnesota
January 31, 2000.